U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 31, 2012

U.S. FUEL CORPORATION
(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

277 White Horse Pike, Ste.200, Atco, N.J.	08004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, (856) 753 - 1046

(Registrant’s former name and address)

NUCLEAR SOLUTIONS,INC.

5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.	20015
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events
US Fuel October 2012 Kentucky Trip Report

On October 8th, Mr. Bagot and Mr. Adams travelled to Louisville, Kentucky and attended the first day of the 36th Governor's Conference on Energy and the Environment, meeting with Commonwealth officials regarding US Fuel’s coal-to-diesel facilities and discussing project planning, technology selection and US Fuel’s funding relationship with Global Private Funding and Empyrean West.

US Fuel met with representatives of Eastern Kentucky University Center for Renewable and Alternative Fuel Technologies (CRAFT) about an academic research partnership to study CO2 capture and use. US Fuel and representatives of the University of Kentucky Center for Applied Energy Research (CAER) met about an academic research partnership focused on the coal gasification process and the conversion of gas to liquid fuel.  US Fuel, CRAFT and CAER are developing the framework for a future relationship, with an MOU to follow soon.

On Tuesday, October 9th, US Fuel visited Estill County and met with County Judge Executive Wallace Taylor to discuss US Fuel plans and then toured a possible site for a coal-to-diesel facility with the property owners.

William Chady, US Fuel's CFO lives in Louisville and arranged a dinner meeting so that the visiting US Fuel Team was able to meet with 10 US Fuel investors and answer questions regarding company operations. No non-public information was presented during the meeting.

On Wednesday, October 10th, the US Fuel team visited Muhlenberg County and met with Representative Brent Yonts regarding the Muhlenberg County facility. The team also met with Oxford Mining to discuss feedstock and off-take agreements and toured a potential site with a surveyor and property owner’s representative.

On Thursday, October 11th, the US Fuel team, Representative Tim Couch and County Judge Executive Jimmy Sizemore met to discuss a possible facility for Leslie County.  Judge Sizemore and the US Fuel team visited a site that is now under consideration.

In Hazard, the County Judge Executive Denny Ray Noble, Hazard Mayor Nan Gorman, Carlos Combs, the Hazard City Manager and Betsy Clemons, Executive Director of the Hazard Perry County Chamber of Commerce met in Mayor Gorman’s office to discuss coal-to-diesel projects.  After that meeting, Judge Noble took the US Fuel team on a tour of an industrial park, where they evaluated several possible sites for a coal-to-diesel facility in Perry County.

Friday, October 12th was spent in meetings between the US Fuel team and Smith Management Group (SMG - http://www.smithmanage.com/) discussing facility permitting, with a special focus on the air permits needed to build the coal-to-diesel facilities. The team has not identified any reasons for concern or obstacles to permitting.

Officials from Bell County contacted US Fuel about scheduling a visit to their Pine Mountain Regional Industrial Park to view locations for a coal-to-diesel facility.  Due to time constraints, US Fuel team was not able to visit the Pine Mountain Regional Industrial Park, but is in discussions with the Bell County officials about a possible Bell County facility.

Though US Fuel's August 22nd press release only discussed one location, US Fuel's reach within Kentucky is continuing to expand, with discussions regarding additional locations and related agreements progressing with increasing momentum. Harry Bagot, US Fuel President and CEO, said "Now that our business model is supported with the debt financing from Global Private Funding and foreign investment through Empyrean West, our potential in Kentucky is snow-balling.  The simultaneous development of multiple facilities on aggressive timelines is increasingly realistic and we are actively pursuing all available options."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Fuel Corporation
Dated: October 31, 2012
/s/ Harry Bagot
By: Harry Bagot
President & CEO